Fourth Quarter and Full Year 2021 Earnings Presentation F E B R U A R Y 9 , 2 0 2 2

2 D I S C L A I M E R IMPORTANT: You must read the following information before continuing to the rest of the presentation, which is being provided to you for informational purposes only. FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements. These forward-looking statements include projections, estimates and assumptions about various matters such as future financial and operational performance, including revenue, pre-tax income, adjusted earnings before taxes, earnings per share, debt capitalization and liquidity; and the strategic rationale for the Heights acquisition, including our belief that the acquisition accelerates our strategic migration into longer term, higher balance and lower rate credit products, expands addressable markets and our position in them, provides strong synergy potential and is accretive to earnings. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including, the effects of competition on our business; our ability to attract and retain customers across all of our markets and products; financial, political and legal conditions; actions of regulators and the negative impact of those actions on our business; the future impact of COVID-19 pandemic or any other global event on our business and the global economy; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; errors in our internal forecasts; our level of indebtedness; our ability to integrate acquired businesses, including Flexiti and Heights; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. Our determination of the provision for loan losses involves judgments that are inherently forward-looking. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason. NOTE: On March 10, 2021, we closed our acquisition of Flexiti. Throughout this presentation, we refer to addressable markets, customers we serve and growth opportunities after close of this transaction. NON-GAAP FINANCIAL MEASURES In addition to the financial information prepared in conformity with U.S. GAAP, we provide certain “non-GAAP financial measures,” including: Adjusted Net Income (Net Income from continuing operations minus certain non-cash and other adjusting items); Adjusted Earnings Per Share (Adjusted net income divided by diluted weighted average shares outstanding); Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); Gross Combined Loans Receivable (includes loans originated by third-party lenders through CSO programs which are not included in our consolidated financial statements); Adjusted Return on Average Assets; Adjusted Corporate, district, and other; and Adjusted Non-advertising costs of providing services. Such measures are intended as a supplemental measure of our performance that are not required by, or presented in accordance with, GAAP. We present these non-GAAP financial measures because we believe that, when viewed with our GAAP results and the accompanying reconciliation, such measures provide useful information for comparing our performance over various reporting periods as they remove from our operating results the impact of items that we believe do not reflect our core operating performance. These non-GAAP financial measures are not substitutes for any GAAP financial measure and there are limitations to using them. Although the Company believes that these non-GAAP financial measures can make an evaluation of our operating performance more consistent because they remove items that do not reflect our core operations, other companies in the Company’s industry may define their own non-GAAP financial measures differently or use different measures. As a result, it may be difficult to use any non-GAAP financial measure to compare the performance of other companies to our performance. The non-GAAP financial measures presented in these slides should not be considered as measures of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to GAAP results and using these non-GAAP financial measures as supplemental measures. Reconciliation of non-GAAP metrics to the closest comparable GAAP metrics are included on slides 14 to 18. All product names, logos, brands, trademarks and registered trademarks are property of their respective owners.

Canada Operations Exceed Raised Full Year 2021 Guidance

(C$ Millions)

	6/1/21 Guidance	9/28/21 Update	2021 Actual
Canada Direct Lending Revenue	C$292	C$315	C$322
Canada POS Lending Revenue[1]	C$50	C$50	C$53
Canada Direct Lending Pre-Tax Income	C$92	C$105	C$112
Canada POS Lending Pre-Tax Income[1]	C($45)	C($45)	C($36)

Q4 2021 Results vs. December 28th Update

($ Millions, except per share data)

	12/28/21 Update	Q4 2021 Results
Revenue	>$220	$224
Net Revenue	>$124	$131
Adjusted EBITDA[2]	>$11	$17
Interest Expense	$29	$29
Adjusted Loss Per Share[2]	$0.34 to $0.37	$0.29

CURO

Q4 2021 Loan Balances[3] Came in Ahead of Our Expectations

($ Millions)



$1,566
$480[4]
$237[3]
$428
$420
4Q21E
$1,608
$485[4]
$237[3]
$459
$427
4Q21A
Canada Direct Lending
Canada POS Lending
U.S.
Heights

[1] Excludes acquisition-related adjustments.

[2] Adjusted earnings before interest, taxes, depreciation and amortization (AEBITDA) and Adjusted loss per share exclude, equity-based compensation, intangible asset amortization, earnings from our equity method investment in Katapult, restructuring related costs, debt extinguishment costs and certain other costs as historically defined in our Earnings Releases

[3] Includes Company-Owned Loans and Loans Guaranteed by the Company under CSO programs. Please see appendix, slide 18, for reconciliation.

[4] Heights' 4Q21 balances did not reflect fair value adjustments that will be recorded in the opening acquired balance sheet for purchase accounting. Heights is included as part of the U.S. segment.

3

4 LOAN BALANCES 1 ($Millions) 1 Includes Company-Owned Loans and Loans Guaranteed by the Company under CSO programs. Please see appendix, slide 18, for reconciliation. 2 Heights’ balances reflect fair value adjustments recorded in the opening acquired balance sheet for purchase accounting. Heights is included as part of the U.S. segment. 3 U.S. run-off portfolios include Verge Credit, California, Virginia and Illinois. $302 $276 $257 $292 $330 $344 $361 $391 $427 $201 $221 $302 $459 $440 $344 $235 $245 $268 $218 $224 $233 $237 $471 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Canada Direct Lending Canada POS Lending U.S. Heights $743 $620 $492 $537 $598 $763 $806 $926 $1,594 1 2 Loan Growth Trends Y-o-Y $ Change Y-o-Y % Change Sequential $ Change Sequential % Change Canada Direct Lending $96.9 29.3% $36.4 9.3% Canada POS Lending N/A N/A $156.8 51.9% U.S. (ex. runoff portfolios3) $24.3 12.6% $14.5 7.2% Q4 2021 CHANGE IN LOANS 1 ($Millions)

5 Provision for loan losses by Segment (USD, $Millions) $103 $111 $85 $41 $43 $59 $26 $33 $48 $56 $21 $19 $27 $9 $11 $11 $9 $9 $14 $23 $1 $3 $8 $13 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 U.S. Canada Direct Lending Canada POS Lending $6 -$11 -$25 -$14 -$5 $6 -$4 $5 $6 $11$7 -$2 -$5 -$28 $4 $5 -$17 -$7 $7 $15 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 U.S. Canada Direct Lending Canada POS $2 -$1 Net Impact: Provision for loan losses minus net charge-offs by segment (USD, $Millions) Net Charge-Off Rate % by Segment CANADA DIRECT LENDING PAST DUE AR %1 0% 2% 4% 6% 8% 10% 1-30 DPD 31-60 DPD 61+ DPD 0% 5% 10% 15% 20% 25% 30% 1-30 DPD 31-60 DPD 61+ DPD U.S. DIRECT LENDING PAST DUE AR %1 1 Excludes Single-Pay. Credit Trends • Relative sequential loan balances and credit performance affect provision for loan losses comparisons • Delinquencies remain below pre-COVID levels with recent increases driven by continued loan growth, new customer and origination channel mix, seasonality and waning stimulus 22.6% 25.2% 24.7% 22.8% 17.2% 21.0% 16.2% 17.2% 21.6% 24.4% 7.0% 6.8% 7.5% 4.9% 3.2% 3.5% 3.8% 3.5% 3.3% 4.4% 0.7% 0.7% 0.5% 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 U.S. NCO rate (%) Canada Direct Lending NCO rate (%) Canada POS Lending NCO rate (%)

6 Consolidated Financial Performance Recap CASH BALANCES NORMALIZE FOLLOWING HEIGHTS FINANCE ACQUISITION ($Millions) Sequential Revenue Growth across all businesses continued REVENUE ($Millions) ADJUSTED EBITDA 1 ($Millions) ADJUSTED (LOSS) EARNINGS PER SHARE 1 $62 $75 $139 $269 $207 $213 $135 $276 $206 $63 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $100 $200 $300 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Revenue Net revenue $67 $68 $66 $51 $36 $34 $64 $50 $38 $17 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 $0.71 $0.80 $0.77 $0.53 $0.27 $0.20 $0.69 $0.40 $0.15 ($0.29) 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1 Reconciliation of non-GAAP metrics to the closest comparable GAAP metrics included within slides 14 through 19. • Consolidated revenue was $224 million, an increase of 11% from the same quarter last year • Net revenue decreased $2 million, or 1%, year over year and decreased $8 million, or 6%, sequentially • Adjusted EBITDA1 of $17 million and an adjusted loss of $0.29 per share1 • Profitability impacted by upfront loan loss provisioning on strong sequential loan growth and Flexiti’s expense growth to support LFL volume and a strong holiday shopping season

7 Financial Performance: Canada Direct Lending Consistent Robust Loan Growth LOAN BALANCES ($Millions) TRANSACTION MIX (by week) $287 $302 $276 $257 $292 $330 $344 $361 $391 … 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 10% 30% 50% 70% 90% J a n -2 0 F e b -2 0 M a r- 2 0 A p r- 2 0 M a y -2 0 J u n -2 0 J u l- 2 0 A u g -2 0 S e p -2 0 O c t- 2 0 N o v -2 0 D e c -2 0 J a n -2 1 F e b -2 1 M a r- 2 1 A p r- 2 1 M a y -2 1 J u n -2 1 J u l- 2 1 A u g -2 1 S e p -2 1 O c t- 2 1 N o v -2 1 D e c -2 1 Online Store $0 $10 $20 $30 $40 $50 $60 $70 $80 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Revenue Net revenue $15 $20 $8 $16 $16 $22 $26 $29 $27 $21 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Revenue ($Millions) Adjusted EBITDA2 ($Millions) 2 Consolidated reconciliation of non-GAAP metrics to the closest comparable GAAP metrics included within slide 14. $427 • Loans receivable grew 29.3% year over year and 9.3% sequentially due to growth in Revolving LOC loans • Revenue increased 27.1% year over year and 6.6% sequentially • Adjusted EBITDA decreased by $6 million sequentially and flat year over year due to loss provisioning for loan growth and credit normalization • NCO rate increased to 4.4% from 3.5% in 4Q20 and 3.3% in 3Q21 due to new customer, channel mix and seasonality; remains lower than pre-pandemic levels (e.g. 4Q19 - 6.8%) • Transaction mix: 58% store and 42% online at year-end 4Q 2021 Highlights

Flexiti’s originations growth is accelerating: +143% growth in 2021 vs. 20201 8 1 As of December 31, 2021 C$1.5 Billion in originations since inception - KEY STATS: achieved December 2021 ~C$711 Million in 2021 originations - achieved Published Weekly Originations FLEXITI’S BOXING DAY 2021 WAS 5.5X VS. 2020 GROWTH DRIVEN BY CANADA'S LEADING BIG-TICKET RETAILERS ~C$600 Million in receivables - achieved December 2021 $0M $5M $10M $15M $20M $25M $30M $35M $40M $45M $50M 1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 2019 2020 2021 Boxing Day Black Friday

CURO Canada: Revised Revenue and Earnings Outlook 9 Raising Canada Direct Lending’s 2022 and 2023 outlook for Revenue and Pre-Tax Income Maintaining Canada POS Lending’s Pre-Tax Income and modestly revising Revenue outlook for 2022 and 2023 Annual Revenue (C$Millions) Note: Please refer to page 2 for cautionary language regarding forward-looking statements. 1 Excludes acquisition-related adjustments. Annual Pre-Tax Income (C$Millions) $175 $165 $335 $340 $375 $406 $400 $434 Canada Direct Lending Canada POS Lending 2022E 2023E $774 1 -$12 -$12 $70 $70 $120 $121 $140 $160 Canada Direct Lending Canada POS Lending 2022E 2023E $108 $230 $210 $109 9 $735 $571$550 1 Total Canada Revenue and Pre-Tax income expected to grow ~106% and ~210% to C$774 million and C$230 million in 2023 from $C375 million and $C74 million in 2021 Increasing Canada’s Overall Revenue Outlook and Maintaining Canada POS Lending 2022 Expectations… …Profitability Forecasts Remain on Track

Heights Finance Acquisition Closed on December 27, 2021

HEIGHTS AT A GLANCE

Consumer finance company with 390 branches across 11 southern and mid-western U.S. states

Provides secured and unsecured installment loans to near-prime and non-prime consumers as well as customary opt-in insurance and other financial products

Gross loans receivable growth of nearly 24% year over year and over 9% sequentially as of the end of 2021

TRANSACTION DETAILS

Purchase price of $360 million

- Comprised of $335 million cash and $25 million of CURO stock
- 6.5x Heights Finance's 2022E Adjusted Earnings Before Taxes[1]

[1] Projected Heights Finance adjusted earnings before taxes of $55 million in 2022.

HEIGHTS FINANCE

($ Millions)

Purchase Accounting for Heights Finance	
Acquired Loans Pre-Purchase Accounting	~$485
Fair Value Adjustment	($13)
Acquired Loans Post-Purchase Accounting	$472

- Fair value adjustment is recorded as a reduction to gross loans
- Fair value adjustment will be accreted into revenue over the expected life of the loan portfolio - between 6-36 months

Heights Outlook

	2022	2023
Revenue[2]	$275 million	$303 Million
Adj. Pre-Tax Income[2]	$55 million	$76 Million

[2] Projected financials for fiscal year ended December 31, 2022. and 2023

CURO

STRATEGIC RATIONALE

Accelerates CURO's strategic migration into longer term, higher balance and lower rate credit products

Adds millions of **near-prime and non-prime** customers and expands CURO's addressable market

Diversifies products, revenue, customers and geographic breadth in U.S.

Adds a **leadership team** with deep industry experience and a strong performance track record

Digitization of customer journey across larger footprint

Strong **synergy potential** through:

- Combined branch optimization
- Combined cost efficiencies
- Cross-selling opportunities

Immediately accretive to earnings

- Expected to add $0.63+ to 2022 EPS

10

11 Financial Performance: U.S. U.S. Loan Balances Rise LOAN BALANCES1 ($Millions) TRANSACTION MIX (by week) $444 $440 $344 $235 $245 $268 $218 $224 $233 … 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1 Includes Company-Owned Loans and Loans Guaranteed by the Company under CSO programs; excludes $485 million of Heights loans, prior to the application of fair value adjustments for purchase accounting. 20% 30% 40% 50% 60% 70% 80% J a n -2 0 F e b -2 0 M a r- 2 0 A p r- 2 0 M a y -2 0 J u n -2 0 J u l- 2 0 A u g -2 0 S e p -2 0 O c t- 2 0 N o v -2 0 D e c -2 0 J a n -2 1 F e b -2 1 M a r- 2 1 A p r- 2 1 M a y -2 1 J u n -2 1 J u l- 2 1 A u g -2 1 S e p -2 1 O c t- 2 1 N o v -2 1 D e c -2 1 Online Store $0 $50 $100 $150 $200 $250 $300 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Revenue Net revenue $52 $47 $58 $35 $20 $12 $39 $19 $12 $4 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Revenue ($Millions) Adjusted EBITDA3 ($Millions) 3 Consolidated reconciliation of non-GAAP metrics to the closest comparable GAAP metrics included within slide 14. $237 • Loans receivable, excluding Heights, declined 11.6% year over year; excluding Runoff Portfolios2, loans receivable grew 12.6% year-over-year and 7.2% sequentially • Revenue decreased 5.2% year over year as a result of Runoff Portfolios; excluding Runoff Portfolios, revenues increased 8.4% year-over-year • Adjusted EBITDA decreased $8 million sequentially because of normalized loan provisioning on loan growth • NCO rate increased 340 bps year-over- year and 280 bps sequentially, primarily due to loan growth, and a mix shift in customer and origination channel; lower by 80 bps compared to 4Q19 • Transaction mix: 27% store and 73% online at year-end 4Q 2021 Highlights 2 These are loans impacted by (i) regulatory changes, which include products in California for regulatory changes effective January 1, 2020; in Virginia, effective January 1, 2021; and in Illinois effective, March 23, 2021, and (ii) the discontinuation of Verge Credit in April 2021.

Strong Debt Capitalization and Liquidity

Well-Positioned Funding for Growth Supported by High-Quality Partners



2021
2022
2023
2024
2025
2026
2027
2028
Q1 Q2 Q3 Q4
Interest Rate
7.50% Senior Notes
7.50%¹
U.S. SPV
1-Mo LIBOR + 6.25%
Flexiti Warehouse Facility
3-Mo CDOR + 4.40%
Flexiti Securi-tization Facility
1-Mo CDOR + 3.59%
Canada SPV
3-Mo CDOR + 6.00%
U.S. Revolver
1-Mo LIBOR + 5.00%
Heights SPE Facility
1-Mo LIBOR +5.25%

[1] On July 30, 2021, we closed our $750 million aggregate principal amount of new 7.50% Senior Secured Notes, which was used to redeem our $690.0 million 8.25% Senior Secured Notes due 2025. In connection with the Heights acquisition, we issued $250.0 million in aggregate principal amount of 7.50% Senior Secured Notes due 2028.

CURO

Proven Access to Diverse Funding Sources



U.S. Revolver Capacity
Canada SPV Commitment
Flexiti Securitization Facility
Flexiti Warehouse Facility Commitment
Heights SPE Facility
U.S. SPV Commitment
Senior Notes
$690
$760
$870
$870
$1.070
$1.465
$1.465
$1.525
$2,688
Dec-16
Dec-17
Dec-18
Dec-19
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21

Normalized Cash Position Post Transformative Acquisitions in 2021

($Millions)	2019	2020	Mar-21	Jun-21	Sep-21	Dec-21
Unrestricted Cash	$75.2	$213.3	$135.4	$276.4	$205.8	$63.2
LTM Adj. ROAA[2,3]	13.2%	6.6%	5.8%	5.0%	4.6%	2.9%
Recourse Debt/LTM Adj. EBITDA[2,3,4]	2.6x	3.6x	3.7x	3.7x	3.9x	4.3x

[2] Reflects proforma adjustments for Heights in order to provide comparable metrics as of December 31, 2021

[3] Reconciliation of non-GAAP metrics to the closest comparable GAAP metrics included slides 14 through 19.

[4] Debt balances are net of deferred interest costs; Recourse Debt excludes U.S. and Canada SPV debt and Flexiti SPE debt.

12

13 Appendix

Historical Consolidated Adjusted EBITDA Reconciliation

CURO

($Millions)	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Net Income (Loss) from continuing operations	**$17.7**	**$28.0**	**$29.6**	**$36.0**	**$21.1**	**$12.9**	**$4.5**	**$25.7**	**$104.5**	**$(42.0)**	**$(28.9)**
Provision (Benefit) for Income Taxes	7.5	11.2	9.8	1.9	1.1	(0.8)	3.7	8.4	34.2	(13.4)	(8.0)
Interest Expense	17.0	17.4	17.7	17.3	18.3	18.4	18.7	19.5	23.5	25.8	28.5
Depreciation and Amortization	4.7	4.6	4.5	4.6	4.4	4.4	4.2	5.0	7.4	7.3	7.3
EBITDA	$46.8	$61.2	$61.5	$59.8	$44.9	$34.8	$31.1	$58.7	$169.5	$(22.3)	$(1.1)
U.K. Related Costs[1]	0.7	0.3	-	-	-	-	-	-	-	-	-
Loss (income) from equity method investment[2]	3.7	1.4	1.2	1.6	(0.7)	(3.5)	(1.9)	(0.5)	(1.7)	1.6	(3.0)
Gain from equity method investment[3]	-	-	-	-	-	-	-	-	(135.4)	-	-
Share-based compensation[4]	2.6	2.8	2.7	3.2	3.3	3.4	3.0	2.7	3.5	4.0	3.8
Restructuring costs[5]	-	-	-	-	-	-	-	-	5.8	5.6	1.3
Legal and other costs[6]	-	0.9	1.8	0.9	0.8	1.0	0.2	-	-	0.4	1.7
Acquisition-related adjustments[7]	-	-	-	-	-	-	-	-	5.5	4.3	4.2
Change in fair value of contingent consideration[8]	-	-	-	-	-	-	-	-	-	3.8	2.4
Loss on extinguishment of debt[9]	-	-	-	-	-	-	-	-	-	40.2	-
Canada GST adjustment[10]	-	-	-	-	2.2	-	-	-	-	-	-
Transaction costs[11]	-	-	0.3	0.2	0.1	0.4	2.0	3.2	3.2	0.1	7.3
Other Adjustments[12]	(0.2)	0.5	(0.1)	-	0.6	0.0	(0.0)	(0.2)	(0.1)	(0.1)	(0.1)
Adjusted EBITDA	**$53.7**	**$67.1**	**$67.5**	**$65.8**	**$51.1**	**$36.1**	**$34.3**	**$63.8**	**$50.3**	**$37.6**	**$16.5**
Adjusted EBITDA Margin	*20.3%*	*22.6%*	*22.3%*	*23.4%*	*28.0%*	*19.8%*	*17.0%*	*32.4%*	*26.8%*	*18.0%*	*7.4%*

For a description of each addback, refer to slide 17.

14

Historical Consolidated Adjusted Net Income Reconciliation

CURO

($Millions)	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Net Income (Loss) from continuing operations	$17.7	$28.0	$29.6	$36.0	$21.1	$12.9	$4.5	$25.7	$104.5	$(42.0)	$(28.9)
U.K. Related Costs[1]	0.7	0.3	-	-	-	-	-	-	-	-	-
Loss (income) from equity method investment[2]	3.7	1.4	1.2	1.6	(0.7)	(3.5)	(1.9)	(0.5)	(1.7)	1.6	(3.0)
Gain from equity method investment[3]	-	-	-	-	-	-	-	-	(135.4)	-	-
Share-based compensation[4]	2.6	2.8	2.7	3.2	3.3	3.4	3.0	2.7	3.5	4.0	3.8
Restructuring costs[5]	-	-	-	-	-	-	-	-	5.8	5.6	1.3
Legal and other costs[6]	-	0.9	1.8	0.9	0.8	1.0	0.2	-	-	0.4	1.7
Acquisition-related adjustments[7]	-	-	-	-	-	-	-	-	5.5	4.3	4.2
Change in fair value of contingent consideration[8]	-	-	-	-	-	-	-	-	-	3.8	2.4
Loss on extinguishment of debt[9]	-	-	-	-	-	-	-	-	-	42.3	-
Canada GST adjustment[10]	-	-	-	-	2.2	-	-	-	-	-	-
Transaction costs[11]	-	-	0.3	0.2	0.1	0.4	2.0	3.2	3.2	0.1	8.9
Intangible asset amortization[13]	0.8	0.7	0.6	0.7	0.8	0.8	0.7	0.8	1.9	1.8	1.8
Income tax valuations[14]	-	-	-	-	(3.5)	-	-	-	-	-	-
Impact of tax law changes[15]	-	-	-	(9.1)	-	(2.1)	-	-	-	-	-
Cumulative tax effect of adjustments[16]	(1.1)	(1.2)	(1.4)	(1.3)	(1.9)	(1.4)	0.1	(1.7)	30.2	(15.4)	(4.6)
Adjusted net income from continuing operations	$24.4	$32.9	$34.8	$32.2	$22.2	$11.3	$8.6	$30.1	$17.4	$6.4	$(12.3)
Net income (loss) from continuing operations	$17.7	$28.0	$29.6	$36.0	$21.1	$12.9	$4.5	$25.7	$104.5	$(40.2)	$(28.9)
Diluted Weighted Average Shares Outstanding	47.1	46.0	43.2	41.9	41.5	41.8	42.6	43.6	43.7	41.2	40.3
Adjusted Diluted Weighted Average Shares Outstanding[17]	47.1	46.0	43.2	41.9	41.5	41.8	42.6	43.6	43.7	43.3	42.4
Diluted (Loss) Earnings per Share from Continuing Operations	$0.38	$0.61	$0.68	$0.86	$0.51	$0.31	$0.11	$0.59	$2.39	$(1.02)	$(0.72)
Per share impact of adjustments to net income (loss) from Continuing Operations	$0.14	$0.10	$0.12	($0.09)	$0.02	($0.04)	$0.09	$0.10	($1.99)	$1.17	0.43
Adjusted Diluted Earnings per Share from Continuing Operations	$0.52	$0.71	$0.80	$0.77	$0.53	$0.27	$0.20	$0.69	$0.40	$0.15	$(0.29)

For a description of each addback, refer to slide 17.

15

16 Adjusted Operating Expense Reconciliation ($Millions) 2017 2018 2019 2020 20211 Operating expense $413.9 $430.4 $454.7 $410.1 $493.1 Less: Depreciation and Amortization 18.2 18.3 18.6 17.5 27.0 Share-based compensation4 10.4 8.2 10.3 12.9 14.0 Legal and other costs6 4.3 (0.3) 4.5 2.9 2.1 Transaction costs11 5.6 - 0.3 2.7 13.7 Restructuring costs5 - - - - 12.7 U.K. related costs1 - - 8.8 - - Canada GST Adjustment10 - - - 2.2 - Adjusted operating expense $375.4 $404.1 $412.1 $371.8 $423.6 For a description of each addback, refer to slide 17. 1 Only includes expenses for Canada POS segment from March 10, 2021 – March 31, 2021

17 # Description 1 U.K. related costs of $8.8 million for the year ended December 31, 2019 relate to placing the U.K. subsidiaries into administration on February 25, 2019, which included $7.6 million to obtain consent from the holders of the 8.25% Senior Secured Notes to deconsolidate the U.K. Segment and $1.2 million for other costs. 2 The amounts reported includes our share of estimated U.S. GAAP net (income) loss of Katapult. 3 During the year ended December 31, 2021, we recorded a gain on our investment in Katapult of $135.4 million. The gain represents cash we received, net of the basis of our investment in Katapult, upon the completion of the business combination between Katapult and FinServ. 4 The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period. 5 Restructuring costs for the year ended December 31, 2021 resulted from U.S. store closures and consisted of (i) severance costs for store employees, (ii) lease termination costs, and (iii) accelerated depreciation, partially offset by the net write-off of right-of-use assets and lease liabilities. 6 Legal and other costs for the year ended December 31, 2021 included fees incurred in certain legal matters in which CURO was the plaintiff. Legal and other costs for the year ended December 31, 2020 included costs for certain litigation and related matters of $2.4 million and severance costs for certain corporate employees of $0.5 million. Legal and other costs for the year ended December 31, 2019 included (i) costs related to certain securities litigation and related matters of $2.5 million, (ii) legal and advisory costs of $0.3 million related to the repurchase of shares from Friedman Fleischer & Lowe Capital Partners II, L.P. and its affiliated investment funds, and (iii) $1.8 million due to eliminating 121 positions in North America in the first quarter. 7 Acquisition-related adjustments for the year ended December 31, 2021 relate to the acquired Flexiti loan portfolio as of March 10, 2021. 8 In connection with our acquisition of Flexiti, we recorded a $6.2 million adjustment related to the fair value of the contingent consideration for the year ended December 31, 2021. 9 On July 30, 2021, we entered into new 7.50% Senior Secured Notes due 2028, which were used on August 12, 2021 to extinguish the 8.25% Senior Secured Notes due 2025. During the year ended December 31, 2021, $40.2 million from the loss on the extinguishment of debt in determining Adjusted EBITDA was due to the early redemption of the 8.25% Senior Secured Notes due 2025. An additional $2.1 million of interest was incurred for the year ended December 31, 2021 in determining Adjusted Net income, which represents interest on the 8.25% Senior Secured Notes due 2025 for the period between July 30, 2021 and August 12, 2021. This is the period during which the 8.25% Senior Secured Notes and 7.50% Senior Secured Notes were outstanding. 10 The Company received a Notice of Adjustment from Canadian tax authority auditors in the second quarter 2020 related to the treatment of certain expenses in prior years for purposes of calculating the GST due. 11 Transaction costs for the year ended December 31, 2021 in determining AEBITDA and ANI relate to (i) our Heights acquisition in December 2021, (ii) our Flexiti acquisition in March 2021, and (iii) the Katapult and FinServ business combination in June 2021. Transaction costs in determining ANI for the year ended December 31, 2021 also included prepayment fees of $1.7 million for our Non-Recourse Flexiti SPE Facility in connection to the signing of the Non- Recourse Flexiti Securitization Facility in December 2021. Transaction costs for the year ended December 31, 2020 relate to legal and advisory costs related to the Katapult transaction and the acquisition of Flexiti. Transaction costs for the year ended December 31, 2019 relate to legal and advisory costs related to the acquisition of Ad Astra, which closed January 3, 2020. 12 Other adjustments include the intercompany foreign exchange impact. 13 The amortization expense on intangible assets through March 31, 2021 was recognized on a straight-line basis over the life of the intangible asset. Intangible asset amortization for periods after March 31, 2021 is in connection with the Flexiti acquisition. 14 In the second quarter of 2020, a Texas court ruling related to the apportionment of income to the state for another company resulted in a change in estimate regarding the realization of a tax benefit previously taken. Accordingly, we recorded a $1.1 million liability for our estimated exposure related to this position. Also in the second quarter of 2020, we released a $4.6 million valuation allowance related to NOLs for certain entities in Canada. 15 On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act ("CARES Act") was enacted by the U.S. Federal government in response to the COVID-19 pandemic. The CARES Act, among other things, allows NOLs incurred in 2018, 2019 and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. For the year ended December 31, 2020, we recorded an income tax benefit of $11.3 million related to the carryback of NOL from tax years 2018 and 2019. 16 Cumulative tax effect of adjustments included in Reconciliation of Net income from continuing operations to EBITDA and Adjusted EBITDA table is calculated using the estimated incremental tax rate by country. 17 We calculate Adjusted Diluted Earnings per Share utilizing diluted shares outstanding as of December 31, 2021. If we record a loss from continuing operations under U.S. GAAP, shares outstanding utilized to calculate Diluted Earnings per Share from continuing operations are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted Earnings per Share from continuing operations reflect the number of diluted shares we would have reported if reporting Net income from continuing operations under U.S. GAAP. Description of adjustments for Consolidated Adjusted EBITDA, Consolidated Adjusted Net Income and Adjusted Operating Expense Reconciliations

18 Historical Gross Combined Loan Receivables ($Millions) 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Company-owned gross loans receivable $609.6 $657.6 $665.8 $564.4 $456.5 $497.4 $553.7 $731.0 $769.3 $882.4 $1,548.3 Gross loans receivable guaranteed by the Company $67.3 $73.1 $76.7 $55.9 $34.1 $39.8 $44.1 $32.4 $37.1 $43.4 $46.3 Gross combined loans receivable $676.9 $730.7 $742.5 $620.3 $490.6 $537.2 $597.8 $763.4 $806.4 $925.8 $1,594.6 Note: Subtotals may not sum due to rounding. The above table summarizes Company-owned gross loans receivable, a GAAP balance sheet measure, and reconciles it to gross combined loans receivable, a non-GAAP measure including loans originated by third-party lenders through CSO programs, which are not included in our Condensed Consolidated Financial Statements but from which we earn revenue and for which we provide a guarantee to the lender.

19 Adjusted ROAA Reconciliations ($Millions) 2019 2020 Mar-21 Jun-21 Sep-21 Dec-21 Total assets $1,081.9 $1,183.0 $1,407.6 $1,544.6 $1,592.1 $2,460.6 Average assets $983.3 $1,132.4 $1,241.3 $1,335.8 $1,359.3 $2,051.71 LTM Adjusted Net Income from Continuing Operations $130.1 $74.3 $72.2 $67.4 $62.5 $41.7 LTM Adjusted ROAA 13.2% 6.6% 5.8% 5.0% 4.6% 2.9%1 1 For illustrative purposes, average asset used in the calculation of LTM Adjusted ROAA assumes Heights assets at the beginning of the period on a proforma basis.